Exhibit 99.1

PaxMedica, Inc. Announces Third Quarter 2023 Financial Results and Business Update

TARRYTOWN, NY, Nov 15, 2023 (Accesswire) — PaxMedica, Inc. (Nasdaq: PXMD), a biopharmaceutical company focused on advancing treatments for neurological disorders, announced today a comprehensive business update along with its financial results for the third quarter ended September 30, 2023.

Key Updates and Achievements

•	Successfully concluded a crucial FDA Type-B meeting, gathering vital guidance for the NDA submission of PAX-101. This milestone showcases significant progress in PaxMedica's developmental journey, potentially resulting in substantial time and cost savings.

•	Completed the final PAX-101 Phase III trials for Human African Trypanosomiasis (HAT), marking a significant milestone in our research and development efforts.

•	Strategically acquired suramin research assets from Rediscovery Life Sciences (RLS), a crucial step in expediting the New Drug Application (NDA) submission process for PAX-101.

•	Successfully completed commercial scale development plan for PAX-101. On track for manufacturing API validation, drug product validation, and registration lots in Q1 2024.

Howard Weisman, Chief Executive Officer of PaxMedica, commented, “The accomplishments in the third quarter of 2023 represent significant progress in our journey towards a 2024 US FDA filing of an NDA for the treatment of HAT with PAX-101 (IV suramin). The favorable results from our retrospective HAT-301 study reinforce the substantial benefits of suramin in treating this life-threatening infection. With these milestones, PaxMedica is well-positioned to expand our research initiatives, including the exploration of PAX-101 for addressing the core symptoms of Autism Spectrum Disorder."

PaxMedica's financial report as of September 30, 2023, indicated $1.2 million in cash reserves with access to the remaining $14.4 million from the Company’s committed equity investment agreement, originally valued at up to $20 million with Lincoln Park Capital. The total count of common shares issued and outstanding as of September 30, 2023, including the effect of the recent 1-for17 reverse stock split, was 1,073,815.

For PaxMedica's comprehensive financial results for the three-month period ended September 30, 2023, please consult the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

About PaxMedica

PaxMedica, Inc. is a forward-looking clinical-stage biopharmaceutical firm specializing in cutting-edge anti-purinergic drug therapies (APT) aimed at addressing a range of challenging neurologic disorders. Our comprehensive portfolio encompasses a spectrum of conditions, including neurodevelopmental disorders such as Autism Spectrum Disorder (ASD), as well as other critical areas within the neurology field. We are dedicated to the continuous development and evaluation of our pioneering program, PAX-101—an intravenous suramin formulation that lies at the heart of our efforts, particularly focused on innovative ASD treatment solutions. Our ongoing research initiatives not only prioritize the needs of ASD patients but also extend to exploring potential therapeutic applications for related conditions. To learn more about our transformative work, please visit www.paxmedica.com.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://www.paxmedica.com/email-alerts  and by following PaxMedica  on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements reflect our current view about future events. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. These forward-looking statements include our anticipated clinical program, the timing and success of our anticipated data announcements, pre-clinical and clinical trials and regulatory filings, statements about the strength of our balance sheet. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Such risks and uncertainties include, but are not limited to, risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of the Company’s product development and clinical trials, risk of insufficient capital resources, cash funding and cash burn and risks associated with intellectual property and infringement claims.  The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results described in the Company’s “Risk Factors” section and other sections in its most recent Annual Report on Form 10-K, and subsequent quarterly and other filings with the U.S. Securities and Exchange Commission.

Contacts

PaxMedica, Inc.
303 S Broadway,
Suite 125.
Tarrytown, NY 10591
www.paxmedica.com

Media Contact
media@paxmedica.com

Investor Contact
Scott McGowan
InvestorBrandNetwork (IBN)
Phone: 310.299.1717
ir@paxmedica.com
www.paxmedica.com/investors